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                                                          EXHIBIT 10.26


                           SIXTH AMENDMENT AND WAIVER
                         TO LOAN AND SECURITY AGREEMENT
                     BETWEEN ASPEON, INC., CCI GROUP, INC.,
                         AND FINOVA CAPITAL CORPORATION


         This Sixth Amendment and Waiver to Loan and Security Agreement (this "Amendment") is dated as of October 23, 2000 and is entered into among ASPEON, INC., formerly known as Javelin Systems, Inc. ("Aspeon"), CCI
GROUP, INC. ("CCI") (jointly and  severally, "Borrower") and FINOVA
CAPITAL CORPORATION ("FINOVA"), in reference to that certain Loan and Security Agreement among them (the "Loan Agreement") dated June 8, 1998, as amended. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Loan Agreement.

         (a) FINOVA currently provides financial accommodations to Borrower pursuant to the terms of the Loan Agreement.

         (b) On or about September 20, 2000, FINOVA declared Borrower in default under the Loan Agreement due to its failure to comply with certain covenants contained therein.

         (c) Borrower has requested that FINOVA grant waivers and amend the Loan Agreement as provided herein. FINOVA consents to Borrower's requests on the terms and subject to the conditions set forth in this Amendment.

         NOW THEREFORE, the parties hereto do hereby agree as follows:

         1. WAIVER.  FINOVA hereby waives Borrower's duty to comply with
Section 6.1.9 (Capital Expenditure); Section 6.2.2 (Loans); Section
6.2.9  (Capital Expenditures); Section 6.2.10 (Compensation); Section
6.2.11  (Indebtedness); Section 6.2.12 (Affiliate Transactions); and Section
9.1 (Reporting) of the Loan Agreement, such that Borrower's failure to comply with such sections shall not constitute an Event of Default as of June 30, 2000. As a result, the Loan Agreement termination referenced in the Default Letter is hereby rescinded. This waiver shall apply only for the period ending June 30, 2000, and, in all other respects, Borrower shall continue to comply with the requirements of Sections 6.1.9, 6.2.2, 6.2.9, 6.2.10, 6.2.11, 6.2.12 and 9.1 of the Loan Agreement.

         2. TERM LOAN PAYDOWN. Notwithstanding the terms of the Term Loan or Secured Promissory Note dated June 8, 1998, in the original principal amount of $1,500,000, concurrent with Borrower's execution and delivery of this Amendment to FINOVA, Borrower shall pay FINOVA $250,000 (which payment shall be made to FINOVA by Borrower via wire transfer) as a principal reduction payment to the Term Loan and commencing October 23, 2000, and weekly thereafter, shall pay FINOVA $100,000 (via wire transfer) in principal reduction

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payments until the Term Loan is completely repaid.  Interest on the outstanding balance of the Term Loan shall continue to be paid monthly at the default rate of interest.

         3. REVOLVING CREDIT LOANS. The Revolving Credit Loans Section of the Schedule set forth in pages S-1 through S-3 is deleted in its entirety and replaced with the following:

         LOANS (SECTION 2.2):

                  REVOLVING CREDIT LOANS: Revolving Credit Loans shall be made directly to each of Aspeon and CCI, consisting of loans against Eligible Receivables ("RECEIVABLE LOANS") and against Eligible Inventory ("INVENTORY LOANS") (the Receivable Loans and the Inventory Loans shall be collectively referred to as the "REVOLVING CREDIT LOANS") based on the following formula for each such company, and provided that the aggregate outstanding Revolving Credit Loans to Aspeon and CCI shall at no time exceed $ 3,537,668 (the "REVOLVING CREDIT LIMIT"):

         ASPEON: A revolving line of credit to Aspeon consisting of loans against Aspeon's Eligible Receivables and against Aspeon's Eligible Inventory in an aggregate outstanding principal amount not to exceed the lessor of (a) or (b) below:

         (a) Three Million Five Hundred Thirty Seven Thousand Six Hundred Sixty Eight Dollars ($ 3,537,668), LESS, any Loan Reserves, or

         (b) the sum of
             (i) an amount equal to 80% of the net amount of Aspeon's Eligible Receivables; PLUS
             (ii) an amount not to exceed the lesser of:

                    (A) 50% of the value of Aspeon's Eligible Inventory, calculated at the lower of cost or market value and determined on a first-in, first-out basis provided that, commencing November 1, 2000, and on the first day of each month thereafter, such amount shall be reduced by $100,000 per month; or

                    (B)    $2,000,000; LESS

             (iii) any Loan Reserves.

                   CCI: A revolving line of credit to CCI consisting of loans against CCI's Eligible Receivables and against CCI's Eligible Inventory in an aggregate outstanding principal amount not to exceed the lesser of (a) or (b) below:
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          (a) Two Million Dollars ($2,000,000), LESS any Loan Reserves, or


          (b) the sum of
              (i) an amount equal to 80% of the net amount of CCI's Eligible Receivables; PLUS
              (ii) an amount not to exceed the lesser of:

                   (A) 50% of the value of CCI's Eligible Inventory, calculated at the lower of cost or market value and determined on a first-in, first-out basis; or

                   (B) $1,000,000, provided that, commencing November 1, 2000, and on the first day of each month thereafter, such amount shall be reduced by $100,000 per month; LESS

              (iii) any Loan Reserves.

         4. ADDITIONAL REPORTING. In addition to the Reporting Requirements set forth in Section 9.1 of the Schedule, commencing upon Borrower's execution and delivery of this Amendment to FINOVA, Borrower shall provide the following reporting:

         a. Daily reporting of all sales, credits, Inventory and collections in form and substance satisfactory to FINOVA;

         b. Monthly financial statements for Aspeon and CCI, net of inter-company transactions, in form and substance satisfactory to FINOVA; and

         c. Monthly consolidated and consolidating financial statements of Borrower; and

         d. A covenant compliance certificate with supporting computation schedules.

         5. Appraisal. Borrower acknowledges that FINOVA is conducting or will be conducting, at Borrower's expense, an appraisal of Inventory, the results of which may result in FINOVA, within its Permitted Discretion, reducing the advance rate against Eligible Inventory.

         6. COLLECTIONS. Borrower shall continue to remit daily collections into Borrower's respective Dominion Account.

         7. EARLY TERMINATION WAIVER. Provided Borrower repays the Obligations in their entirety on or before February 28, 2001, FINOVA shall waive any Early Termination Fee otherwise payable under the Loan Agreement.

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         8. REAFFIRMATION. Except as amended by terms herein, the Loan Agreement and each of the other documents, instruments and agreements executed and delivered in connection therewith remain in full force and effect in accordance with their terms. Without limiting the generality of the foregoing, each of Aspeon and CCI shall continue to comply with the terms of Section 2.10(c) of the Loan Agreement. If there is any conflict between the terms and conditions of the Loan Agreement and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern.

         9. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10. GOVERNING LAW. This Amendment shall be governed by and construed according to the laws of the State of Arizona.

         11. ATTORNEYS' FEES AND WAIVER OF JURY TRIAL. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the preparation, negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation, enforcement or otherwise concerning its terms, the prevailing party in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party may be entitled. Each of the parties hereto hereby waives any and all rights to a trial by jury in any such action or proceeding.

                           FINOVA CAPITAL CORPORATION,
                             a Delaware corporation


                         By: /s/ Madelyn Tran
                            -----------------
                         Print Name: Madelyn Tran
                         Title/Capacity: AVP


                         ASPEON, INC., formerly known as
                         Javelin Systems, Inc.


                         By: /s/ Timothy Feeney
                            -------------------
                         Print Name: Timothy Feeney
                         Title/Capacity: CFO


                         CCI GROUP, INC.


                         By: /s/ Timothy Feeney
                            -------------------
                         Print Name: Timothy Feeney
                         Title/Capacity: CFO


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                 REAFFIRMATION OF GUARANTIES AND LOAN DOCUMENTS

Each of the undersigned guarantors reaffirms the terms of its Secured Continuing Corporate Guaranty dated June 8, 1998, acknowledges that such Secured Continuing Corporate Guaranty remains in full force and effect, and consents to and acknowledges the terms of this Amendment as of the date first set forth above.


ASPEON, INC., formerly known as
Javelin Systems, Inc.


By: /s/ Timothy Feeney
   -------------------
Its: CFO
    ------------------

CCI GROUP, INC.


By: /s/ Timothy Feeney
   -------------------
Its: CFO
    ------------------